UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2012

SUPER MICRO COMPUTER, INC.

(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 Rock Avenue, San Jose, California 95131

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (408) 503-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 24, 2012, Super Micro Computer, Inc. (the “Company”) issued a press release announcing its operating and financial results for the third quarter of fiscal year 2012. A copy of the press release including consolidated financial statements for the third quarter ended March 31, 2012 is being furnished as Exhibit 99.1. Exhibit 99.2 are the slides for the Company’s third quarter earnings presentation on April 24, 2012. All of the information in Exhibit 99.1 and Exhibit 99.2 is incorporated herein in its entirety by reference.

Item 5.02	Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On April 23, 2012, Edward J. Hayes, Jr. notified the Company of his resignation from the Board of Directors of the Company and from all committees of which he was a member effective as of that date. There are no disagreements with Mr. Hayes on any matter relating to the Company’s operations, policies or practices. Mr. Hayes will be continuing as a consultant to the Company.

On April 23, 2012, Gregory K. Hinckley was appointed to serve as Chairman of the Audit Committee of the Board

On April 23, 2012, Laura Black was appointed to fill the vacancy on the Board of Directors of the Company resulting from Mr. Hayes’ resignation. Ms. Black has over twenty years experience in high technology, business strategy and finance. Since March 1999, she has served as a Managing Director of Needham & Company, LLC, a full service investment banking firm. At Needham, she has raised public and private equity capital for numerous technology companies and served as strategic financial advisor on multiple M&A transactions. From July 1995 to February 1999, she served as a Managing Director and Corporate Finance at Black & Company, a regional investment bank subsequently acquired by Wells Fargo Van Kasper. From July 1993 to June 1995, Ms. Black served as a Director for TRW Avionics & Surveillance Group where she evaluated acquisition candidates, managed direct investments and raised venture capital to back spin-off companies. From August 1983 to August 1992, she worked at TRW as an electrical engineer designing spread spectrum communication systems. Ms. Black holds a BSEE from University of California at Davis, an MSEE from Santa Clara University and an MS Management from Stanford.

Ms. Black was also appointed to serve on the Audit Committee of the Board.

Ms. Black is entitled to receive our standard non-employee director compensation. We reimburse non-employee directors for reasonable expenses in connection with attendance at board and committee meetings. Our non-employee directors receive an annual retainer of $40,000, payable quarterly. In addition, each director serving in a non-chairperson capacity on our audit, compensation or nominating and corporate governance committees receives an annual retainer of $2,500 per committee, payable quarterly. Each non-employee director is automatically granted an initial option to purchase 18,000 shares upon first becoming a member of our board of directors. Immediately after each of our annual meetings of stockholders, each non-employee director is automatically granted a nonstatutory option to purchase 4,500 shares of our common stock. Annual grants will be reduced proportionally if the person did not serve in that capacity for the full year after the annual grant.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release of Super Micro Computer, Inc. dated April 24, 2012 announcing its operating and financial results for the third quarter of fiscal year 2012.

99.2	Slides for Super Micro Computer, Inc.’s third quarter earnings presentation on April 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: April 24, 2012	By:	/s/ Charles Liang
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Super Micro Computer, Inc. dated April 24, 2012 announcing its operating and financial results for the third quarter of fiscal year 2012.

99.2	Slides for Super Micro Computer, Inc.’s third quarter earnings presentation on April 24, 2012.